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                                                          Exhibit (d)(1)(C)(iii)

[ING FUNDS LOGO]


April 28, 2006


Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Management Agreement dated February 25, 2004, as amended, between ING Investors Trust and ING Investments, LLC (the "Agreement"), we hereby notify you of our intention to (1) retain you as Manager to render investment advisory services to ING Disciplined Small Cap Value Portfolio and ING EquitiesPlus Portfolio (the "New Series"), and (2) modify the annual investment management fee for ING Global Real Estate Portfolio, effective April 28, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fees indicated for the New Series, is attached hereto.

     Please signify your acceptance (1) to act as Manager under the Agreement with respect to the aforementioned New Series, and (2) to the modified annual investment management fee for ING Global Real Estate Portfolio, by signing below.


                                                       Very sincerely,


                                                       /s/ Robert S. Naka
                                                       -----------------------
                                                       Robert S. Naka
                                                       Executive Vice President
                                                       ING Investors Trust


ACCEPTED AND AGREED TO:
ING Investments, LLC


By: Todd Modic
    ----------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000        ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST
                                       AND
                              ING INVESTMENTS, LLC

SERIES                                                            ANNUAL INVESTMENT MANAGEMENT FEE
------                                                           ---------------------------------
                                                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Disciplined Small Cap Value Portfolio                            0.55% on first $500 million
                                                                     0.50% on next $500 million
                                                                     0.45% on assets thereafter

ING EquitiesPlus Portfolio                                                      0.30%

ING Global Real Estate Portfolio                                     0.80% on first $250 million
                                                                     0.775% on next $250 million
                                                              0.70% of assets in excess of $500 million

ING LifeStyle Aggressive Growth Portfolio                                       0.14%

ING LifeStyle Growth Portfolio                                                  0.14%

ING LifeStyle Moderate Growth Portfolio                                         0.14%

ING LifeStyle Moderate Portfolio                                                0.14%

ING MarketPro Portfolio                                                         0.00%

ING MarketStyle Growth Portfolio                                                0.08%

ING MarketStyle Moderate Growth Portfolio                                       0.08%

ING MarketStyle Moderate Portfolio                                              0.08%

ING VP Index Plus International Equity Portfolio                                0.45%

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